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                               ARTHER ANDERSEN LLP


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To State Street Bank and Trust Company
as attorney in-fact for Fleet National Bank, Successor to Shawmut Bank, N.A.,
   as Owner Trustee of
Public Facility Loan Trust:

In planning and performing our audit of the financial statements of Public Facility Loan Trust for the year ended December 31, 1997, we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the internal control structure.

The Owner Trustee of Public Facility Loan Trust is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by the Owner Trustee are required to assess the expected benefits and related costs of internal control structure policies and procedures. The objectives of an internal control structure are to provide the Owner Trustee with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with the Owner Trustee's authorization and recorded properly to permit preparation of the Trust's financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any internal control structure, errors or irregularities may occur and not be detected. Also, projection of any evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1997.

This report is intended solely for the information and use of the Owner Trustee and the Securities and Exchange Commission.

                                               /s/ Arthur Andersen LLP

New York, New York
February 28, 1998